UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013 (December 28, 2012)

GLOBALSTAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)
300 Holiday Square Blvd. Covington, Louisiana 70433 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (985) 335-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

Globalstar, Inc. (the "Company" or "we") entered into a Common Stock Purchase Agreement dated as of December 28, 2012 (the "Purchase Agreement") with Terrapin Opportunity, L.P. ("Terrapin") pursuant to which we may, subject to certain conditions, require Terrapin to purchase up to $30.0 million of shares of our voting common stock over the 24-month term following the effectiveness of the resale registration statement described below. This type of arrangement is sometimes referred to as a committed equity line financing facility. From time to time over the 24-month term, and in our sole discretion, we may present Terrapin with up to 36 draw down notices requiring Terrapin to purchase a specified dollar amount of shares of our voting common stock, based on the price per share per day over 10 consecutive trading days (a "Draw Down Period"). The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 3.5% to 8.0% based on a minimum price that we solely specify. In addition, in our sole discretion, but subject to certain limitations, we may require Terrapin to purchase a percentage of the daily trading volume of our common stock for each trading day during the Draw Down Period. In addition, we will not sell under the Purchase Agreement a number of shares of voting common stock which, when aggregated with all other shares of voting common stock then beneficially owned by Terrapin and its affiliates, would result in the beneficial ownership by Terrapin or any of its affiliates of more than 9.9% of the then issued and outstanding shares of voting common stock.

We have agreed to pay up to $40,000 of Terrapin’s legal fees and expenses. No additional legal fees incurred by Terrapin are payable by us in connection with any sale of shares to Terrapin.

The issuance of the shares of common stock to Terrapin pursuant to the terms of the Purchase Agreement, is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of and Regulation D under the Securities Act.

We have agreed to indemnify Terrapin and its affiliates for losses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against Terrapin or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations. Terrapin is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act Terrapin will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.

Registration Rights Agreement

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Terrapin, pursuant to which we granted to Terrapin certain registration rights related to the shares issuable in accordance with the Purchase Agreement. Under the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC") one or more registration statements for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Purchase Agreement (the "Registrable Securities"). We agreed to file the initial registration statement with the SEC within 60 days after the date of the Purchase Agreement and to use commercially reasonable efforts to cause that registration statement to be declared effective within 120 days of the date of the Purchase Agreement (180 days if the registration statement is reviewed by the SEC). We are also required to use our reasonable efforts to amend the registration statement or file with the SEC any additional registration statement(s) as necessary to allow the continued registered resale of all of the Registrable Securities. We also agreed to indemnify Terrapin and its affiliates against certain liabilities, including liabilities under the Securities Act. Terrapin has agreed to indemnify us and our affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Terrapin for inclusion in the registration statement covering the resale by Terrapin of shares sold to it under the Purchase Agreement, subject to certain limitations.

Placement Agent Engagement Letter

Financial West Group, member FINRA SIPC (“FWG”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. We have agreed to pay FWG, upon each sale of our common stock to Terrapin under the Purchase Agreement, a fee equal to $1,500 and to pay up to $2,000 in the aggregate for FWG’s reasonable attorney’s fees and expenses incurred in connection with the transaction. We have agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.

* * *

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Engagement Letter are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. On December 31, 2012, we issued a press release announcing the financing arrangement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 31, 2012, the Company issued a press release regarding the matters discussed above.

The information in this Item 7.01 to Current Report on Form 8-K and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed’ for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Registration Rights Agreement, dated as of December 28, 2012, by and between Globalstar, Inc. and Terrapin Opportunity, L.P.

10.1	Common Stock Purchase Agreement, dated as of December 28, 2012, by and between Globalstar, Inc. and Terrapin Opportunity, L.P.

10.2	Engagement Letter, dated as of December 28, 2012, by and between Globalstar, Inc. and Financial West Group.

99.1	Globalstar, Inc. Press Release, dated December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

By:	/s/ James Monroe III
James Monroe III
Chairman & Chief Executive Officer

Date: January 2, 2013